Exhibit 99.1

American Software Reports Preliminary Third Quarter of Fiscal Year 2012 Results

License Fee Revenues Increase 62% and GAAP Operating Earnings Increase 84% for the Quarter

ATLANTA--(BUSINESS WIRE)--February 29, 2012--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the third quarter of fiscal 2012, delivering a 62% increase in third quarter license fee revenues and a 84% increase in GAAP operating earnings when compared to the same period last year. The Company has achieved 44 consecutive quarters of profitability and 34 consecutive quarters of providing dividend distributions to shareholders.

Key third quarter financial highlights:

  Total revenues for the quarter ended January 31, 2012 were $25.4 million, an increase of 25% over the comparable period last year.
  Software license fee revenues for the quarter ended January 31, 2012 were $6.8 million, an increase of 62% over the same period last year.
  Services and other revenues for the quarter ended January 31, 2012 were $10.3 million compared to $8.7 million for the same period last year, an increase of 18%.
  Maintenance revenues for the quarter ended January 31, 2012 were $8.3 million compared to $7.5 million, an increase of 11% over the same period last year.
  Operating earnings for the quarter ended January 31, 2012 were $3.3 million, an increase of 84% compared to the same period last year.
  GAAP net earnings for the quarter ended January 31, 2012 were $2.6 million or $0.10 per fully diluted share, an increase of 47% over the third quarter of fiscal 2011.
  Adjusted net earnings for the quarter ended January 31, 2012, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $2.9 million or $0.11 per fully diluted share, an increase of 41% compared to $2.1 million or $0.08 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA increased 50% to $4.7 million in the quarter ended January 31, 2012, from $3.1 million in the quarter ended January 31, 2011. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2012 year to date financial highlights:

  Total revenues for the nine months ended January 31, 2012 were $74.7 million, a 24% increase over the comparable period last year.
  Software license fees for the nine-month period were $20.5 million, an 82% increase compared to the same period last year.
  Services and other revenues were $30.1 million, a 10% increase compared to the same period last year.
  Maintenance revenues were $24.1 million, an 11% increase over the comparable period last year.
  For the nine months ended January 31, 2012, the Company reported operating earnings of approximately $11.6 million, a 108% increase over the same period last year.
  GAAP net earnings were approximately $7.9 million or $0.29 per fully diluted share for the nine months ended January 31, 2012, a 71% increase compared to $4.6 million or $0.18 per fully diluted share for the same period last year.
  Adjusted net earnings for the nine months ended January 31, 2012, which excludes stock-based compensation expenses and amortization of acquisition-related intangibles, were $8.7 million or $0.32 per fully diluted share, compared to $5.7 million or $0.22 per fully diluted share for the same period last year, which excluded stock-based compensation expenses, amortization of acquisition-related intangibles and severance expenses.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $61.5 million as of January 31, 2012. During the third quarter, the Company increased cash and investments by approximately $7.3 million from the preceding quarter and approximately $9.1 million when compared to January 31, 2011.

“Once again, American Software delivered double digit growth in license fees, services and maintenance revenues; and we increased operating earnings by 84% for the third quarter of fiscal 2012,” stated James C. Edenfield, president and CEO of American Software. “We added 24 new customers and signed license agreements with customers in 10 countries during the quarter,” said Edenfield.

“Our increased revenues are a direct result of our aggressive investments in research and development to enhance our supply chain optimization solutions as well as our increased investments to expand our global sales and marketing footprint,” stated Edenfield. “As more companies seek to decrease costs and leverage global suppliers and manufacturing partners, the task of optimizing inventory and increasing supply chain visibility grows exponentially with each trading partner,” continued Edenfield. “In order to synchronize global supply chain networks, companies are seeking the comprehensive supply chain solutions in our product portfolio which provide the ability to reduce costs, optimize inventory and synchronize supply while providing better customer service.”

“Our sustained profitability has allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend for 34 consecutive quarters,” said Edenfield. “On February 23, 2012 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on May 31, 2012 to shareholders of record at the close of business on May 14, 2012.”

Additional highlights for the third quarter of fiscal 2012 include:

Customers

  Notable new and existing customers placing orders with the Company in the third quarter include: 3M New Zealand, A.R.T. Furniture, GTM Sportswear, Haddad Apparel Group, Lighting Sciences Group, Neatfreak Group, New Belgium Brewing, Newfoundland Labrador Liquor, Nicole Miller, Norgine, OneMed Holding, Pneus Unimax Ltée, Smith Cooper, Santori, Seagate Technology, Sunovion Pharmaceuticals, and Victoria Classics.
  During the quarter, software license agreements were signed with customers located in the following 10 countries: Australia, Canada, Columbia, France, Japan, New Zealand, Sweden, Singapore, the United Kingdom, and the United States.
  Logility, a wholly-owned subsidiary of the Company, announced Sandvik, a high-technology engineering group, selected Logility Voyager Solutions™ to drive enhanced visibility across its global supply chain, improve inventory and demand planning, and elevate its customer service in the Sandvik Mining and Construction business area across more than 130 countries.
  Logility announced FMC Corporation Agricultural Products Group, a global provider of products to the agricultural industry, implemented Logility Voyager Solutions to facilitate its sales and operations planning (S&OP) process and boost global visibility for better decision-making.
  During the quarter, Logility partnered with APICS to produce an educational webcast entitled “Sales and Operations Planning: Clean up Your Supply Chain.” The webcast featured Logility customer Diversey, Inc., a leading global provider of commercial cleaning, sanitation and hygiene solutions, who shared best practices on how to roll out a global sales and operations planning (S&OP) process to gain a comprehensive view of the business, reduce costs and improve customer service.
  Demand Management, a wholly-owned subsidiary of Logility, announced Deschutes Microbrewery, the fifth-largest craft brewery and eleventh-largest overall brewery in the United States selected Demand Solutions supply chain management software to improve its forecast accuracy and increase customer service levels.
  New Generation Computing® (NGC®), a wholly-owned subsidiary of the Company, announced Swatfame, a global, multi-brand women’s and girl’s fashion company, has implemented NGC's Extended PLM software to enable Swatfame to quickly react to changes, reduce lead times for design and production, and improve efficiency.

Company & Technology

  The Company presented at two conferences this past quarter, TechAmerica’s “The 2011 Classic” and Sidoti & Company, LLC’s Fourth Annual New York Emerging Growth Institutional Investor Forum. Vince Klinges, chief financial officer, presented the Company’s software offerings, industry position and drivers, growth strategy, and financial review.
  Logility and Demand Solutions were both named top solution providers in the 2011 Food Logistics 100 list for helping food and beverage companies differentiate themselves in the marketplace, while simultaneously facilitating improved safety and traceability throughout the supply chain. Logility also announced that its customer, HAVI Global Solutions, received this honor for its role in helping the food and beverage industry improve its supply chain operations.
  The readers of Consumer Goods Technology magazine ranked Logility number one in Customer Experience for Supply Chain Planning and voted Logility a top supply chain management solution provider in both supply chain planning and supply chain execution for the twelfth consecutive year.
  Demand Management announced the opening of a new office in Istanbul, Turkey. With this new office, Demand Management’s products are now available through 47 offices serving customers in 76 countries.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of supply chain management solutions for companies of all sizes. Logility Voyager Solutions™ is a comprehensive suite, which includes supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); inventory and supply optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Logility and Demand Management proudly serve customers such as Arch Chemicals, Avery Dennison Corporation, McCain Foods, Sigma Aldrich, and VF Corp. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, Lakeshore Learning, Lululemon Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the fiscal year ended April 30, 2011 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing, Inc. are registered trademarks of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2012	2011	Pct Chg.	2012	2011	Pct Chg.
Revenues:
License	$6,803	$4,197	62%	$20,539	$11,257	82%
Services & other	10,289	8,711	18%	30,091	27,409	10%
Maintenance	8,305	7,460	11%	24,074	21,749	11%
Total Revenues	25,397	20,368	25%	74,704	60,415	24%

Cost of Revenues:
License	2,148	1,609	33%	5,469	3,752	46%
Services & other	7,876	6,622	19%	22,382	19,830	13%
Maintenance	1,871	1,791	4%	5,524	5,292	4%
Total Cost of Revenues	11,895	10,022	19%	33,375	28,874	16%
Gross Margin	13,502	10,346	31%	41,329	31,541	31%
Operating expenses:
Research and development	2,769	2,447	13%	7,933	7,392	7%
Less: capitalized development	(689)	(526)	31%	(1,954)	(1,785)	9%
Sales and marketing	4,536	3,628	25%	13,637	10,781	26%
General and administrative	3,362	2,874	17%	9,488	8,765	8%
Provision for doubtful accounts	96	2	nm	217	42	417%
Amortization of acquisition-related intangibles	135	135	0%	404	550	(27%)
Severance expenses	-	-	-	-	219	nm

Total Operating Expenses	10,209	8,560	19%	29,725	25,964	14%
Operating Earnings	3,293	1,786	84%	11,604	5,577	108%
Interest Income & Other, Net	485	466	4%	574	1,344	(57%)
Earnings Before Income Taxes	3,778	2,252	68%	12,178	6,921	76%
Income Tax Expense	1,186	488	143%	4,316	2,310	87%
Net Earnings	$2,592	$1,764	47%	$7,862	$4,611	71%
Earnings per common share: (1)
Basic	$0.10	$0.07	43%	$0.30	$0.18	67%
Diluted	$0.10	$0.07	43%	$0.29	$0.18	61%

Weighted average number of common shares outstanding:
Basic	26,531	25,807		26,308	25,684
Diluted	27,271	26,309		26,959	26,061

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2012	2011	Pct Chg.	2012	2011	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,592	$1,764	47%	$7,862	$4,611	71%
Income tax expense	1,186	488	143%	4,316	2,310	87%
Interest Income & Other, Net	(485)	(466)	4%	(574)	(1,344)	(57%)
Amortization of intangibles	779	790	(1%)	2,344	1,899	23%
Depreciation	292	308	(5%)	904	626	44%
EBITDA (earnings before interest, taxes, depreciation and amortization)	4,364	2,884	51%	14,852	8,102	83%
Stock-based compensation	339	247	37%	922	722	28%
Adjusted EBITDA	$4,703	$3,131	50%	$15,774	$8,824	79%

EBITDA, as a percentage of revenue	17%	14%		20%	13%

Adjusted EBITDA, as a percentage of revenue	19%	15%		21%	15%

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2012	2011	Pct Chg.	2012	2011	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,592	$1,764	47%	$7,862	$4,611	71%
Amortization of acquisition-related intangibles (2)	93	106	(12%)	261	366	(29%)
Stock-based compensation (2)	233	193	21%	595	566	5%
Severance expenses (2)	-	-	-	-	134	nm
Adjusted Net Earnings	$2,918	$2,063	41%	$8,718	$5,677	54%

Adjusted non-GAAP diluted earnings per share	$0.11	$0.08	38%	$0.32	$0.22	45%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.10 and $0.30 for the three and nine months ended January 31, 2012, respectively. Diluted per share for Class B shares under the two-class method are $0.07 and $0.18 for the three and nine months ended January 31, 2011, respectively.

(2) - Tax affected using the effective tax rate for the three and nine months period ended January 31, 2012 and 2011.

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American SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	January 31,	April 30,
	2012	2011

Cash and Short-term Investments	$54,311	$44,567
Accounts Receivable:
Billed	14,639	14,409
Unbilled	4,268	4,151
Total Accounts Receivable, net	18,907	18,560
Prepaids & Other	2,800	2,918
Deferred Tax Asset	94	77
Current Assets	76,112	66,122

Investments - Non-current	7,224	10,844

PP&E, net	5,076	5,723
Capitalized Software, net	7,640	7,562
Goodwill	12,601	12,601
Other Intangibles, net	1,413	1,880
Other Non-current Assets	85	100
Total Assets	$110,151	$104,832

Accounts Payable	$1,432	$1,011
Accrued Compensation and Related costs	4,312	4,245
Dividend Payable	2,410	2,345
Other Current Liabilities	3,445	4,493
Deferred Revenues	17,802	17,307
Current Liabilities	29,401	29,401

Deferred Tax Liability - Long term	909	1,375

Shareholders' Equity	79,841	74,056

Total Liabilities & Shareholders' Equity	$110,151	$104,832

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer